SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 30, 2011

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53929	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

18 ½ East State Street, Suite 202, Redlands, CA	92373
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

From November 2011 through January 2012 we advanced a total of $1,000,000 to Stanford Energy, Inc., a Texas corporation (“Stanford”).  Stanford issued to us a promissory note dated January 30, 2012, in the principal amount of $1,006,978.08, which represents the aggregate amount of the advances plus interest at 5% per annum for each of the advances.  The note is due on or before January 31, 2013, and bears interest at the rate of 5% per annum.  A copy of the promissory note is attached as Exhibit 99.1 to this report.

The Board of Directors has authorized a credit line for Stanford to provide up to an additional $250,000 with an interest rate of 5% per annum.  These advances will be evidenced by a promissory note dated January 30, 2012, from Stanford.    The note is due on or before January 31, 2013, and bears interest at the rate of 5% per annum from the date of each future advance.  A copy of the promissory note is attached as Exhibit 99.2 to this report.

Item 9.01

Financial Statements and Exhibits.

Exhibits

Item No.	Description
99.1	Stanford Energy Promissory Note dated January 30, 2012
99.2	Stanford Energy Promissory Note dated January 30, 2012 re Line of Credit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: January 31, 2012

By: /s/ Robert Steve Owens

Robert “Steve” Owens

Chief Executive Officer

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